SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act 1934




Date of Report:  June 28, 1996



                           U.S. DIAGNOSTIC LABS INC.
- ------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


                                   DELAWARE
- ------------------------------------------------------------------------------
                (State of other jurisdiction of incorporation)


        1-13392                                          11-3146389
- ------------------------------------------------------------------------------
 (Commission File Number)                    (IRS Employer Identification No.)


777 South Flagler Drive, Suite 1006, West Tower,
West Palm Beach, Florida                                            33401
- ------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone no. including area code:  (407) 832-0006
                                               -------------------

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------
     (a) Audited Financial Statements for the year ended December 31, 1995 for the Allegheny Open MRI/CT Group.
     (b) Pro Forma Financial Statements for the year ended December 31, 1995 were included in a Form 8-K/A-2 dated June 5, 1996.
     (c) Pro Forma Financial Statements for the six months ended June 30, 1996 were included in the Company's 10-QSB for the six months ended June 30, 1996.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  U.S. DIAGNOSTIC LABS INC.



                                                 /s/ Jeffrey A. Goffman
                                                 -----------------------------
                                                Jeffrey A. Goffman, Chairman


Dated:  September 11, 1996



                                      -3-




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                          ALLEGHENY OPEN MRI/CT GROUP
                          ---------------------------



                                    REPORT
                                    ------


                              FOR THE YEAR ENDED
                              ------------------
                              DECEMBER 31, 1995.
                              ------------------

                         INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of U.S. Diagnostic Labs Inc.



                  We have audited the accompanying combined balance sheet of the Allegheny Open MRI/CT Group and its affiliates as of December 31, 1995, and the related combined statements of operations, partners' capital, and cash flows for each of the two years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Allegheny Open MRI/CT Group and its affiliates as of December 31, 1995, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.








                                              MOORE STEPHENS, P.C.
                                              Certified Public Accountants.


Cranford, New Jersey
April 19, 1996









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ALLEGHENY OPEN MRI/CT GROUP
- ----------------------------------------------------------------------------


COMBINED BALANCE SHEET AS OF DECEMBER 31, 1995.
- ----------------------------------------------------------------------------



ASSETS:
CURRENT ASSETS:
   Cash and Cash Equivalents                                  $       286,052
   Accounts Receivable [Net of Estimated
     Uncollectibles of $661,678]                                    1,228,830
                                                              ---------------

   TOTAL CURRENT ASSETS                                             1,514,882

PROPERTY, PLANT AND EQUIPMENT - NET                                 1,219,428

OTHER ASSETS                                                           42,199
                                                              ---------------

   TOTAL ASSETS                                               $     2,776,509
                                                              ===============

LIABILITIES AND PARTNERS' CAPITAL:
CURRENT LIABILITIES:
   Accounts Payable                                           $       232,048
   Accrued Expenses                                                    38,804
   Current Portion of Long-Term Debt                                  241,671
   Other Current Liabilities                                           16,621
                                                              ---------------

   TOTAL CURRENT LIABILITIES                                          529,144
                                                              ---------------

LONG-TERM LIABILITIES:
   Long-Term Debt - Net of Current Portion                            233,329
   Deferred Revenue                                                     5,424
                                                              ---------------

   TOTAL LONG-TERM LIABILITIES                                        238,753
                                                              ---------------

   TOTAL LIABILITIES                                                  767,897

COMMITMENTS AND CONTINGENCIES                                              --

PARTNERS' CAPITAL                                                   2,008,612
                                                              ---------------

   TOTAL LIABILITIES AND PARTNERS' CAPITAL                    $     2,776,509
                                                              ===============




See Notes to Combined Financial Statements.

ALLEGHENY OPEN MRI/CT GROUP
- ----------------------------------------------------------------------------


COMBINED STATEMENTS OF OPERATIONS
- ----------------------------------------------------------------------------



                                                   YEARS ENDED
                                                   -----------
                                                   DECEMBER 31,
                                                   ------------
                                            1 9 9 5             1 9 9 4
                                            -------             -------

REVENUE - [NET OF ALLOWANCES]           $     8,581,126     $     7,958,208
                                        ---------------     ---------------

OPERATING EXPENSES:
   General and Administrative                 4,722,772           4,215,041
   Depreciation and Amortization                656,327           1,145,120
                                        ---------------     ---------------

   TOTAL OPERATING EXPENSES                   5,379,099           5,360,161
                                        ---------------     ---------------

   INCOME FROM OPERATIONS                     3,202,027           2,598,047
                                        ---------------     ---------------

OTHER INCOME [EXPENSE]:
   Interest Income                                7,044              14,142
   Interest [Expense]                           (54,878)            (73,398)
   Other Income [Expense]                        20,797             (14,657)
                                        ---------------     ---------------

   TOTAL OTHER [EXPENSE]                        (27,037)            (73,913)
                                        ---------------     ---------------

   NET INCOME                           $     3,174,990     $     2,524,134
                                        ===============     ===============

PRO FORMA NET INCOME                    $     1,904,994     $     1,514,481
                                        ===============     ===============




See Notes to Combined Financial Statements






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ALLEGHENY OPEN MRI/CT GROUP
- ------------------------------------------------------------------------


COMBINED STATEMENTS OF PARTNERS' CAPITAL
- ------------------------------------------------------------------------



PARTNERS' EQUITY - JANUARY 1, 1994                     $     2,590,579

  Net Income for the Period Ended
    December 31, 1994                                        2,524,134

  Less:  Partners' Withdrawals                              (3,183,131)
                                                       ----------------
PARTNERS' EQUITY - DECEMBER 31, 1994                         1,931,582

  Net Income for the Period Ended
    December 31, 1995                                        3,174,990

  Less: Partners' Withdrawals                               (3,097,960)
                                                       ----------------
  PARTNERS' EQUITY - DECEMBER 31, 1995                 $     2,008,612
                                                       ================






See Notes to Combined Financial Statements.







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ALLEGHENY OPEN MRI/CT GROUP
- -----------------------------------------------------------------------------


COMBINED STATEMENTS OF CASH FLOWS
- -----------------------------------------------------------------------------



                                                          YEARS ENDED
                                                           DECEMBER 31,
                                                   1 9 9 5             1 9 9 4
                                                   -------             -------
OPERATING ACTIVITIES:

   Net Income                                       $ 3,174,990   $ 2,524,134
                                                    -----------   -----------
   Adjustments to Reconcile Net Income to Net
     Cash Provided by Operating Activities:
     Depreciation and Amortization Expense              656,327     1,145,120
     Loss on Sale of Medical Equipment                   19,428            --

   Changes in Assets and Liabilities:
     [Increase] Decrease in:
       Accounts Receivable                             (372,757)      139,633
       Other Assets                                      (4,844)           58

     Increase [Decrease] in:
       Accounts Payable                                 194,694       (19,040)
       Accrued Expenses                                  32,868           (15)
       Other Current Liabilities                         16,621            --
       Deferred Revenue                                 (44,690)      (68,864)
                                                    -----------   -----------

     Total Adjustments                                  497,647     1,196,892
                                                    -----------   -----------

   NET CASH - OPERATING ACTIVITIES                    3,672,637     3,721,026
                                                    -----------   -----------

INVESTING ACTIVITIES:
   Proceeds from Sale of Medical Equipment              100,000            --
   Equipment Purchases                                 (206,787)      (91,924)
                                                    -----------   -----------

   NET CASH - INVESTING ACTIVITIES                     (106,787)      (91,924)
                                                    -----------   -----------

FINANCING ACTIVITIES:
   Partners' Withdrawals                             (3,097,960)   (3,183,131)
   Repayments of Long-Term Debt                        (383,334)     (378,333)
                                                    -----------   -----------

   NET CASH - FINANCING ACTIVITIES                   (3,481,294)   (3,561,464)
                                                    -----------   -----------

   NET INCREASE IN CASH AND CASH EQUIVALENTS             84,556        67,638

CASH AND CASH EQUIVALENTS - BEGINNING OF YEARS          201,496       133,858
                                                    -----------   -----------

   CASH AND CASH EQUIVALENTS - END OF YEARS         $   286,052   $   201,496
                                                    ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the years for:
     Interest                                       $    57,692   $    73,492
     Taxes                                          $        --   $        --


See Notes to Combined Financial Statements.








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ALLEGHENY OPEN MRI/CT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------


[1] DESCRIPTION OF THE COMPANY AND BASIS OF FINANCIAL STATEMENT PRESENTATION


DESCRIPTION OF THE COMPANY - Allegheny Open MRI/CT Group [the "Partnerships"] is engaged in the ownership of medical services facilities. These facilities are located in the Pittsburgh, Pennsylvania area and provide a variety of medical diagnostic testing and evaluation services and procedures, including magnetic resonance imaging and computerized tomography scanning.

COMBINATION POLICY - The accompanying combined financial statements include the accounts of the Partnerships and its affiliates. Intercompany transactions and balances have been eliminated in the combined financial statements. Listed below are each of the partnerships included in the combined financial statements:

Centre Common MRI, Ltd.
Jefferson MRI, Ltd.
Magnetic Resonance Imaging of West PA, Ltd.
South Hill Computerized Tomography Associates, Ltd.
Monroeville Imaging Center, Ltd.
Pittsburgh Computerized Tomography Associates, Ltd.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. The carrying amount of cash and cash equivalents approximates their fair value.

PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Depreciation is provided using the double-declining method over the estimated useful lives of the related assets or the remaining lease term. The equipment used by the Partnerships is technologically sophisticated and subject to accelerated obsolescence in the event of significant technological change.

NET PATIENT SERVICE REVENUE - Net revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered including estimated prospectively determined adjustments under reimbursement agreements with third-party payors. These adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. It is management's policy not to require collateral as a condition for service.

For the years ended December 31, 1995 and 1994, contractual adjustments amounted to approximately $4,620,606 and $4,285,189, respectively.

PRO FORMA [UNAUDITED] INCOME TAX EFFECT - The pro forma effects of income tax expense as if the entity had been a C corporation are shown below. The pro forma tax amounts have been computed based on an effective tax rate of 40% in effect for the respective years ended December 31st.

                                            1 9 9 5             1 9 9 4
                                            -------             -------

Income Before Income Taxes             $     3,174,990    $      2,524,134
Pro Forma Income Tax Effect                 (1,269,996)         (1,009,653)
                                       ---------------    ----------------

   PRO FORMA NET INCOME                $     1,904,994    $      1,514,481
   --------------------                ===============    ================

ALLEGHENY OPEN MRI/CT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS, SHEET #2
- -----------------------------------------------------------------------------


[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

[3] FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective December 31, 1995, the Partnerships adopted Statement of Financial Accounting Standards No. 107, which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximates the fair value due to the short maturities of such investments. The carrying value of long-term debt approximates its fair value because the borrowing rate approximates the Partnership's cost of capital.

[4] PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property and equipment as of December 31, 1995:

                                                                   Estimated
                                                                   ---------
                                                                  Useful Life
                                                                  -----------

Medical Equipment                      $     3,604,333                 5 Years
Furniture and Fixtures                         159,045                 7 Years
Office Equipment                                78,265                 5 Years
Leasehold Improvements                         665,489               2-5 Years
                                       ---------------

Total                                        4,507,132
Less:  Accumulated Depreciation              3,287,704
                                       ---------------
   NET                                 $     1,219,428
   ---                                 ===============

Depreciation expense amounted to $647,224 and $1,141,241 for the years ended December 31, 1995 and 1994, respectively.

[5] LONG-TERM DEBT

Long-term debt at December 31, 1995 consists of the following:

8.5% notes payable to lending institutions bearing interest at the prime rate due in monthly installments through October 1998.
  Collateralized by medical equipment.                        $        475,000

Less: Current Portion                                                  241,671
                                                              ----------------
  TOTAL                                                       $        233,329
  -----                                                       ================

Principal payments on long-term debt are as follows:

1996                                                          $        241,671
1997                                                                   140,000
1998                                                                    93,329
                                                              ----------------

   TOTAL                                                      $        475,000
   -----                                                      ================









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ALLEGHENY OPEN MRI/CT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS, SHEET #3
- -----------------------------------------------------------------------------


[6] RELATED PARTY TRANSACTIONS

The Partnerships have agreements with physicians who are limited partners of the Partnerships to provide professional imaging services and to act as the sole and exclusive manager and administrator of all business functions and services at the facilities. The Partnerships paid approximately $2,011,000 in 1995 and $2,070,000 in 1994 for such services.

[7] COMMITMENTS

The Partnerships have noncancelable operating leases for use of their facilities and a magnetic resonance imaging scanner. These leases may require payment of various expenses as additional rent. Certain leases contain renewal options and escalation clauses.

Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1995 for each of the next five years and in the aggregate are:

December 31,                                              Amount
- ------------                                              ------

     1996                                             $  430,417
     1997                                                434,719
     1998                                                414,811
     1999                                                367,226
     2000                                                234,362
     Thereafter                                           32,700
                                                      ----------

     TOTAL                                            $1,914,235
     -----                                            ==========

Minimum obligations do not include future rental payments for one center which is allocated a portion of the rent from a related party which is contractually obligated. Such amounts would increase the minimum obligation by $67,500 for each respective year from 1996 to 2000 and $32,700 thereafter. Rent expense for the year ended December 31, 1995 and 1994 under various operating leases amounted to $361,378 and $258,833, respectively.

The Partnerships have comprehensive maintenance contracts with its equipment vendors for the magnetic resonance imaging, computerized tomography and other diagnostic medical equipment. The terms of these contracts are between one and five years, but may be canceled by the Partnerships under certain circumstances.

[8] CONCENTRATIONS OF CREDIT RISK

The Partnerships' laboratories and imaging centers grant credit without collateral to its patients, most of whom are residents of the laboratories' respective area and are insured under third-party payor agreements. The Partnerships routinely assesses the financial strength of its patients and based upon factors surrounding the credit risk of its customers establishes an allowance for doubtful accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The mix of receivables from third-party payors and patients are as follows:

                                                           December 31,
                                                           ------------
                                                              1995
                                                              ----

HMO/PPO                                                        41%
Medicare                                                       20
Blue Cross/Blue Shield                                         16
Other Third-Party Payors                                       14
Workers Compensation                                            9
                                                              ----
   TOTAL                                                      100%
                                                              ====







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ALLEGHENY OPEN MRI/CT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS, SHEET #4
- -----------------------------------------------------------------------------



[8] CONCENTRATIONS OF CREDIT RISK [CONTINUED]

The Partnerships maintain cash balance at several institutions in the Pittsburgh area. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1995, the Partnerships' uninsured cash balance totaled $263,413.

[9] PENSION PLAN

The Partnerships offer a Pension Plan [the "Plan"] to full-time employees who have completed one year of service and have reached the age of 21. The Plan consists solely of the Partnership contributions that are a percentage of the participant's pay based upon the level of compensation. The Partnerships' contributions to the Plan during the years ended December 31, 1995 and 1994 was $48,377 and $28,212, respectively.

[10] INCOME TAXES

Allegheny Open MRI/CT Group is exempt from income taxes under provisions of federal and state income tax law. Under those provisions, the partners are liable for individual federal and state income taxes on their respective share of the Partnerships' taxable income. Therefore, no provision for federal and state income taxes is reflected.

[11] LITIGATION

The Partnerships are subject to lawsuits arising in the ordinary course of business. Management after review and consultation with counsel, believes it has meritorious defenses and considers that any potential outcome from these matters would not materially affect the financial position, results of operations or cash flows of the Partnerships.

[12] SUBSEQUENT EVENT

On February 6, 1996, the Partnerships entered into a letter of intent for a proposed sale of the assets and liabilities of the Partnerships to U.S. Diagnostic Labs Inc. for an aggregate purchase price of approximately $17 million. The letter of intent is subject to the final negotiation and execution of a definitive acquisition agreement between the Partnerships and U.S. Diagnostic Labs Inc.





                               . . . . . . . . .